SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

                        Date of Report: December 30, 1998

                           THE MED-DESIGN CORPORATION
                             ----------------------
             (Exact name of registrant as specified in its charter)

        Delaware                           0-25852                  77-0404919
   -----------------                ----------------------       -----------------
(State or other jurisdiction       (Commission File Number)      (I.R.S. Employer
     of incorporation)                                          Identification No.)


    2810 Bunsen Avenue, Ventura, CA.                93003
---------------------------------------           ---------
(Address of principal executive offices)          (Zip Code)

                                 (805) 339-0375
                    ----------------------------------------
              (Registrant's telephone number, including area code)

                                   Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    THE MED-DESIGN CORPORATION

December 30, 1998                   By: /s/ James M. Donegan
                                        ----------------------------------------
                                        James M. Donegan
                                        President and Chief Executive Officer

Item 5. Other Events

         On December 11, 1998 The Med-Design Corporation (the "Company") signed a licensing agreement (the "Agreement") with Becton Dickinson and Company ("Becton Dickinson"). Under the Agreement, the Company granted an exclusive worldwide license to Becton Dickinson to manufacture and sell several applications of the Company's proprietary safety retractable needle devices in the areas of blood collection and I.V. catheter insertion. In addition, the Agreement provides an option for one year to Becton Dickinson to license certain additional Company products on terms and conditions to be negotiated. In connection with the license agreement, Becton Dickinson made an initial, non-refundable payment of $4.5 million to the Company. Additional royalties will be payable on Becton Dickinson's net sales of licensed products, as defined in the Agreement, with certain minimum payments required at specified dates if Becton Dickinson wishes to maintain exclusivity of its license.

         In addition, in a separate agreement, Becton Dickinson purchased 300,000 shares of the Company's Series A Convertible Preferred Stock (the "Preferred Stock") for $1.5 million. Dividends are payable semi-annually on the Preferred Stock in cash or in additional shares of Preferred Stock (at the option of the Company) at the rate of 8% per annum. The Preferred Stock is convertible, at Becton Dickinson's option, at the conversion price of $5.00 per share (i.e., initially on a share-for-share basis). Beginning in September 1999, the Company may automatically convert the Preferred Stock into Common Stock at a conversion price ranging from $3.25 to $5.00 per share, depending on the price of Company Common Stock during the 20 trading days prior to the date the Company gives notice of the conversion. By virtue of its Preferred Stock holdings, Becton Dickinson has the right to elect one director to the Company's Board of Directors.

         As a result of the Company's receipt of $6 million in the transactions described above, the Company is in compliance with the net tangible assets requirement for continued listing on the Nasdaq SmallCap Market. Included in this report is unaudited pro forma financial information giving effect to the transactions described above as if they had occurred on September 30, 1998.

                           The Med-Design Corporation
                        Unaudited Pro Forma Balance Sheet
                               September 30, 1998

                                                                            Pro forma           Pro forma
                                                        Historical         Adjustments             As
                                                       (Unaudited)           DR./(CR.)          Adjusted
                                                       -----------         -----------         -----------
ASSETS

Current assets:

   Cash and cash equivalents                          $    138,437                            $    138,437

   Available-for-sale securities                           643,430        $  6,000,000(3)        6,643,430

   Prepaid expenses and other current assets               219,556                                 219,556
                                                      ------------        ------------        ------------
     Total current assets                                1,001,423           6,000,000           7,001,423

Property, plant, and equipment, net of accumulated
   depreciation and amortization                           919,016                                 919,016

Patents, net of accumulated amortization                   776,810                                 776,810

Debt Issue Costs, net of amortization                      537,207                                 537,207
                                                      ------------        ------------        ------------
                                                      $  3,234,456        $  6,000,000        $  9,234,456
                                                      ============        ============        ============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

   Short-term borrowings                              $    250,000                                 250,000

   Accounts Payable                                         95,269                                  95,269

   Accrued expenses                                        188,838                                 188,838



   Current maturities of long-term debt and
      capital lease obligations                             10,492                                  10,492
                                                      ------------        ------------        ------------
     Total current liabilities                             544,599                                 544,599
                                                      ------------        ------------        ------------
Long-term debt and capital lease obligations,
  less current maturities                                1,583,166                               1,583,166
                                                      ------------        ------------        ------------
     Total liabilities                                   2,127,765                               2,127,765
                                                      ------------        ------------        ------------
Commitments and contingencies

Stockholders' Equity:

   Preferred stock, $.01 par value,
     5,000,000 shares authorized;
     300,000 issued and outstanding                                             (3,000)(2)           3,000

   Common stock, $.01 par value,
     20,000,000 shares authorized;
     7,951,570 issued and outstanding                       79,516                                  79,516

Additional paid-in capital                              22,405,934          (1,497,000)(2)      23,902,934

Accumulated deficit                                    (21,379,704)         (4,500,000)(1)     (16,879,704)

Unrealized gain on
  available-for-sale securities                                945                                     945
                                                      ------------        ------------        ------------
  Total stockholders' equity                             1,106,691          (6,000,000)          7,106,691
                                                      ------------        ------------        ------------
                                                      $  3,234,456        $  6,000,000        $  9,234,456
                                                      ============        ============        ============

               The accompanying notes are an integral part of the
                       unaudited pro forma balance sheet.

                           The Med-Design Corporation
                    Unaudited Pro forma Financial Information


Basis of Presentation

         The pro forma balance sheet at September 30, 1998 gives effect to the execution of the Licensing Agreements and Stock Purchase Agreement as if they occurred on that date.

         The pro forma adjustments are based upon certain assumptions (see notes to pro forma financial information). The pro forma financial information is not necessarily indicative of the Company's future financial condition.

                           The Med-Design Corporation
                 Notes to the Unaudited Pro forma Balance Sheet


(1) The Company's Licensing Agreements with Becton Dickinson provide for an initial, non-refundable payment to the Company of $4.5 million. The pro forma financial information does not include an unaudited pro forma income statement as the sole income statement effect of the transaction is a non-recurring credit to income of $4.5 million in respect of the intial, non-refundable payment by Becton Dickinson, however a credit to additonal paid-in capital of $4.5 million has been made in this regard.

(2) Becton Dickinson will purchase 300,000 shares of Preferred Stock, convertible into Med- Design's common stock at $5.00 per share at the option of Becton Dickinson. The Preferred Stock accrues dividends at a rate of 8% payable in cash or in additional shares of Preferred Stock at the option of the Company. The Company has therefore recorded $3,000 to Preferred Stock and $1,497,000 to additional paid-in capital as of September 30, 1998 on a pro forma basis.

(3) The Company intends to invest all initial payments under the agreement in Available-for-sale-securities.